Exhibit 10.3

FIRST AMENDMENT TO THE

MERIT MEDICAL SYSTEMS, INC. 2019 EXECUTIVE BONUS PLAN

This First Amendment to the Merit Medical Systems, Inc. 2019 Executive Bonus Plan (this “Amendment”) is adopted effective June 22, 2020 by Merit Medical Systems, Inc., a Utah corporation (the “Company”).

WHEREAS, the Company previously adopted and currently maintains the Merit Medical Systems, Inc. 2019 Executive Bonus Plan (as may be amended from time to time, the “Plan”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan;

WHEREAS, the Plan may be amended by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”); and

WHEREAS, in light of the effects of the COVID-19 pandemic on the Company and its business, the Compensation Committee has (i) determined that it is necessary and desirable to amend the provisions of the Plan related to the timing of the determination of Target Award Amounts and Performance Goals and the grant of Awards under the Plan, and (ii) approved this amendment to the Plan;

NOW THEREFORE, the Plan is hereby amended as follows:

1.Section 5(a) of the Plan, relating to the determination of Target Award Amounts and Performance Goals under the Plan and the grant of Awards, is amended to add the following sentence at the end thereof:

“Notwithstanding the foregoing, with respect to the Company’s 2020 fiscal year, the Committee may at any time not later than July 31, 2020: (i) grant Awards and provide notices thereof for the Performance Period ending on December 31, 2020; and (ii) establish and determine the applicable Performance Criteria, Performance Goals, Target Award Amounts for each Participant, relative percentage weighting of such Performance Criteria, and formula for computation of the applicable Award amounts for the Performance Period ending December 31, 2020.”

2.Section 5(b)(vi) of the Plan, relating to the adjustment or modification of previously-set Performance Goals under the Plan, is amended in its entirety to read as follows:

“(vi) such events as are set forth in the Award Notice or such other events as determined by the Board or the Committee, in their sole discretion.”

3.	Except as set forth herein, the Plan is hereby ratified and confirmed in all respects.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective the 22nd day of June, 2020.

MERIT MEDICAL SYSTEMS, INC.
By: /s/ Fred P. Lampropoulos
Name: Fred P. Lampropoulos
Title: President and Chief Executive Officer